UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 5, 2007 (August 30, 2007)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Industrial Blvd, Suite F, San Carlos, California 94070

(Address of principal executive offices, including zip code)

650-508-2116

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On August 30, 2007, the board of directors of NeurogesX, Inc. (the “Company”) increased the number of directors on the board of directors of the Company to seven and appointed Mr. Bruce A. Peacock to fill the new vacancy as a Class III director, with such appointment effective as of August 30, 2007. In addition to the foregoing, Mr. Peacock may be appointed to one or more of the standing committees of the board of directors of the Company, but no such determination has been made as of the date hereof. In connection with Mr. Peacock’s appointment, the Company’s 2007 Stock Plan provides for a grant to Mr. Peacock of an option to purchase 13,333 shares of the Company’s common stock, with such option vesting as to 25% of the shares underlying it on each anniversary of the date of grant subject to Mr. Peacock remaining a service provider to the Company on those dates. At its August 30th meeting, the board of directors of the Company approved this grant to occur on September 8, 2007, subject to Mr. Peacock’s status as a director on such date, with an exercise price per share equal to the September 8, 2007 closing price of the Company’s common stock on the NASDAQ Global Market.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated September 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Anthony A. DiTonno
Anthony A. DiTonno
President and Chief Executive Officer

Date: September 5, 2007

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 5, 2007.

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